UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2009

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
000-16844	PECO ENERGY COMPANY (a Pennsylvania corporation) P.O. Box 8699 2301 Market Street Philadelphia, Pennsylvania 19101-8699 (215) 841-4000	23-0970240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 6, 2009, PECO Energy Company’s (PECO) board of directors approved amendments to PECO’s bylaws to add subsections 4.02(f) and 4.10(d). Subsection 4.02(f) adds a requirement that at least one member of the PECO board be “independent”, defined as not being an employee, officer, or director of Exelon Corporation (Exelon) or its affiliates, other than PECO and its subsidiaries. Subsection 4.10(f) adds a requirement that (1) any decision by PECO to seek protection from creditors under bankruptcy or similar laws, (2) any declaration of dividends, or (3) any action by the PECO board to authorize the purchase of electricity, must be approved by the affirmative vote of a majority of the directors including the vote of at least one independent director.

A copy of the revised bylaws is attached as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	PECO Energy Company Amended Bylaws

* * * * *

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) PECO’s 2008 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) PECO’s First Quarter 2009 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the SEC by PECO. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. PECO does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO ENERGY COMPANY

/s/ PHILLIP S. BARNETT
Phillip S. Barnett
Senior Vice President and Chief Financial Officer
PECO Energy Company

May 11, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	PECO Energy Company Amended Bylaws